Exhibit 10.35
FIFTH AMENDMENT TO LEASE
     This Fifth Amendment to Lease (the “Fifth Amendment”) is made and entered into as of February 28, 2011 (the “Effective Date”) by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California (“Landlord”), and STEMCELLS, INC., a Delaware corporation (“Tenant”).
     A. Landlord and Tenant entered into that certain Restated and Amended Lease dated as of December 19, 2002, as amended by that certain Lease Amendment dated as of August 1, 2003, that certain Second Amendment to Lease dated April 1, 2005, that certain Third Amendment to Lease dated October 12, 2009, and that certain Fourth Amendment to Lease dated August 25, 2010 (as amended, the “Lease”), pursuant to which Landlord has leased to Tenant 51,200 rentable square feet in that certain property commonly known as 3155 Porter Drive, Palo Alto, California and more particularly described in the Lease (“Premises”). Each capitalized term not defined in this Fifth Amendment shall have the same meaning given to such term in the Lease.
     B. Landlord and Tenant now desire to extend the term of the Lease, on the terms and conditions more particularly set forth below.
     NOW THEREFORE, Landlord and Tenant hereby agree as follows:
     Section 1 Term. The term of the Lease is hereby extended for a period of two (2) months, commencing on July 1, 2011 and expiring on August 31, 2011 (the “Extended Term”).
     Section 2 Base Monthly Rent. The Base Monthly Rent payable by Tenant during the Extended Term shall be $2.73 per rentable square foot ($139,776).
     Section 3 Brokerage Commission. Neither Landlord nor Tenant was represented by a broker with respect to this Fifth Amendment. Tenant and Landlord represent and warrant that they have had no other dealings with any other real estate broker or agent in connection with this Fifth Amendment. Tenant and Landlord shall indemnify, defend and hold the other harmless from and against all liabilities arising from any other claims of brokerage commissions or finder’s fees based on Tenant’s or Landlord’s, as applicable, dealings or contacts with brokers or agents.
     Section 4 Effect of Amendment. As modified by this Fifth Amendment, all of the terms and conditions of the Lease remain unchanged and in full force and effect. In the event of any express conflict or inconsistency between the terms of this Fifth Amendment and the terms of the Lease, the terms of this Fifth Amendment shall control and govern.
     Section 5 Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.
     Section 6 Amendments. This Fifth Amendment may not be amended, except by an instrument in writing executed by a duly authorized officer or director of the respective parties.
     Section 7 Captions. The section and subsection headings of this Fifth Amendment are inserted for reference only and are not a part of this agreement.

     Section 8 Attorneys’ Fees. In the event of any dispute arising out of or relating to this Fifth Amendment or the breach hereof, or to interpret upon reasonable controversy any of the terms, covenants or conditions of this Fifth Amendment, the prevailing party shall recover, in addition to any other damages awarded, its reasonable attorneys’ fees and costs incurred in litigating, arbitrating or otherwise settling or resolving such dispute.
     Section 9 Governing Law. This Fifth Amendment shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in California without regard to conflicts of laws principles.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the Effective Date.

LANDLORD:	TENANT:

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY	STEMCELLS, INC., a Delaware corporation

By: /s/ Jean Snider Name: Jean Snider Its: Managing Director	By: /s/ Rodney Young Name: Rodney Young Its: Chief Financial Officer